SCHEDULE 14a

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant:	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Tejas Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

TEJAS INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD

June 6, 2005

Dear Tejas Stockholder:

     You are cordially invited to join us at the 2005 Annual Meeting of Stockholders to be held at our corporate offices located at 2700 Via Fortuna, Suite 400, Austin, Texas at 3:00 P.M. , CDT, on June 6, 2005. The annual meeting is being held for the following purposes:

1.	To elect six (6) directors;

2.	To ratify Helin, Donovan, Trubee & Wilkinson LLP as the Independent Registered Public Accounting Firm for our company;

3.	To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares available for issuance thereunder from 800,000 to 2,000,000;

4.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to allow us to issue up to 100,000 shares of preferred stock upon terms to be established by our board of directors;

5.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue from 10,000,000 to 30,000,000; and

6.	To transact such other business that may properly come before the meeting.

     Enclosed with this proxy statement are your proxy card and our 2005 annual report. Stockholders of record at the close of business on April 21, 2005, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

     We know that it is not practical for most stockholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, we strongly encourage you to complete, sign, date and return by mail the enclosed proxy card in the enclosed reply envelope.

     I would like to take this opportunity to remind you that your vote is important.

By Order of the Board of Directors,

Kurt J. Rechner
President and Chief Operating Officer

April ___, 2005
Austin, Texas

VOTING YOUR SHARES

Q:	What am I voting on?

A:	Five proposals. The item numbers below refer to item numbers on the proxy card.

Item 1.	To elect six (6) directors;

Item 2.	To ratify Helin, Donovan, Trubee & Wilkinson LLP as the Independent Registered Public Accounting Firm for our company;

Item 3.	To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares available for issuance thereunder from 800,000 to 2,000,000;

Item 4.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to allow for us to issue up to 100,000 shares of preferred stock upon terms to be established by our board of directors; and

Item 5.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue from 10,000,000 to 30,000,000.

If you vote by mail, you will also authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares in their discretion for any other business that may properly come before the meeting.

Q:	Who can vote?

A:	All stockholders of record at the close of business on April 21, 2005 are entitled to vote at the 2005 annual meeting. Holders of our common stock are entitled to one vote per share. Fractional shares may not be voted. All shares of common stock will vote together as one class.

Q:	Who can attend the meeting?

A:	All stockholders as of April 21, 2005, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

Q:	How do I vote?

A:	You may vote by mail by completing, dating and returning by mail the proxy card in the enclosed envelope. If you vote by mail, you will authorize the proxies to vote your shares according to your instructions. You may also vote in person by attending the meeting and casting your vote.

Q:	What happens if I do not indicate my preference for one of the items?

A:	If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for director (Item 1). If you leave Item 2 blank, the proxies will vote FOR ratification of the appointment of Helin, Donovan, Trubee & Wilkinson LLP as our Independent Registered Public Accounting Firm (Item 2). If you leave Item 3 blank, the proxies will vote FOR the amendment to our 1999 Stock Option Plan (Item 3). If you leave Item 4 blank, the proxies will vote FOR the approval and adoption of the amendment to our certificate of incorporation to allow for the issuance of up to 100,000 shares of preferred stock upon terms to be established by our board of directors (Item 4). If you leave Item 5 blank, the proxies will vote FOR the approval and adoption of the amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue (Item 5).

Q:	What if I vote and then change my mind?

A:	You can revoke your proxy by sending a subsequently signed and dated proxy to our corporate secretary at our principal executive offices, or by attending the meeting and casting your vote in person.

Q:	What constitutes a quorum?

A:	As of the record date, April 21, 2005, there were 4,691,048 shares of common stock issued and outstanding. Each share is entitled to one vote. The presence, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists.

Q:	What are the vote requirements to approve the proposals?

A:	A plurality of votes cast at the meeting is required to elect the nominees as directors.

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal to ratify Helin, Donovan, Trubee & Wilkinson LLP as our independent auditors for 2005 is required to approve such proposal.

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal to amend our 1999 Stock Option Plan to increase the number of shares available for issuance thereunder from 800,000 to 2,000,000 is required to approve such proposal.

The affirmative vote of a majority of our outstanding shares entitled to vote upon the proposal to approve and adopt an amendment to our certificate of incorporation to allow for us to issue up to 100,000 shares of preferred stock upon terms to be established by our board of directors is required to approve such proposal.

The affirmative vote of a majority of our outstanding shares entitled to vote upon the proposal to approve and adopt an amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue from 10,000,000 to 30,000,000 is required to approve such proposal.

Q:	Who will count the votes and how are the votes treated?

A:	Our inspectors of election, who will be certain employees of ours, will tabulate the votes. These employees will not be paid any additional compensation for tabulating the votes or for acting as the inspectors of election.

Pursuant to our bylaws, abstentions from proposals 2 and 3 will be treated as not entitled to vote on such proposal(s) and therefore have no effect on the vote on such proposals. Broker non-votes will have no effect on the vote on such proposals.

With respect to proposals 4 and 5, because these proposal require the affirmative vote of a majority of the outstanding common stock, abstentions and broker non-votes will have the effect of a vote against such proposals.

Q:	What shares are included on the proxy card?

A:	The shares listed on the proxy card we have provided to you represent all the shares of common stock held of record in your name (as distinguished from those held in “street” name). You will receive a separate card or cards from your broker(s) if you hold shares in “street” name.

Q:	What does it mean if I get more than one proxy card?

A:	It indicates that your shares are held in more than one account, such as two brokerage accounts that are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Corporate Stock Transfer, at (303) 282-4800.

Q:	What are the costs associated with this proxy solicitation?

A:	We did not retain any outside assistance to solicit proxies from our stockholders. Some of our officers and other employees may solicit proxies personally, by telephone and by mail, but such officers and employees will not receive any additional consideration for such activities. In addition to the costs of printing and mailing the proxy statements, we will also reimburse brokerage houses and other custodians for their reasonable out of pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Q:	Whom can I call with any questions?

A:	You may call our transfer agent, Corporate Stock Transfer, at (303) 282-4800 or Kurt Rechner, our Corporate Secretary, at (512) 306-8222.

TEJAS INCORPORATED
2700 Via Fortuna, Suite 400
Austin, Texas 78746

ANNUAL STOCKHOLDERS MEETING

PROXY STATEMENT

Date:	June 6, 2005

Time:	3:00 P.M. , CDT

Place:	2700 Via Fortuna, Suite 400
Austin, Texas 78746

First Mailing Date:	We anticipate first mailing this proxy statement on or about May 3, 2005.

Record Date:	The close of trading on April 21, 2005. If you were a stockholder at the close of trading on this date, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 4,691,048 shares of our common stock outstanding.

Agenda:	1.	To elect six (6) directors;

	2.	To ratify Helin, Donovan, Trubee & Wilkinson LLP as the Independent Registered Public Accounting Firm for our company;

	3.	To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares available thereunder from 800,000 to 2,000,000;

	4.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to allow us to issue up to 100,000 shares of preferred stock upon terms to be established by our board of directors;

	5.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue from 10,000,000 to 30,000,000; and

	6.	To transact such other business that may properly come before the meeting.

Proxies:	Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” the board’s nominees and “FOR” agenda Items 2 through 5. The board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, either the board will reduce the size of the board accordingly or the proxy holders will vote in their discretion to elect another person as a director.

Board Recommendations	YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF:

	1.	THE ELECTION OF THE SIX (6) NOMINATED DIRECTORS;

	2.	RATIFICATION OF THE APPOINTMENT OF HELIN, DONOVAN, TRUBEE & WILKINSON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

	3.	THE AMENDMENT TO OUR 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER FROM 800,000 TO 2,000,000;

	4.	APPROVAL AND ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ALLOW FOR THE ISSUANCE OF UP TO 100,000 SHARES OF PREFERRED STOCK UPON TERMS TO BE ESTABLISHED BY OUR BOARD OF DIRECTORS; AND

	5.	APPROVAL AND ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE HAVE THE AUTHORITY TO ISSUE FROM 10,000,000 TO 30,000,000.

Proxies Solicited By:	Our board of directors.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke, either send a subsequently signed and dated proxy to our corporate secretary at our principal executive offices so that our secretary receives such proxy at least 2 business days prior to the date of the meeting, or attend the meeting and cast your vote in person.

Your Comments:	Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. If you wish to attend, please indicate your wish by checking the box that appears on the proxy card. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Please read the proxy statement and the voting instructions on the proxy card, and then vote by filling out, signing and dating the proxy card and returning it by mail in the enclosed reply envelope. Prompt return of your proxy will help reduce the costs of resolicitation.

i

ELECTION OF DIRECTORS

(Proposal No. 1)

     This section gives biographical information about our directors and describes their membership on board committees, their attendance at meetings and their compensation.

General

     The number of directors constituting the current board of directors is six. The board of directors has selected all six of the current directors as nominees for re-election. The term of office for each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

     All nominees have consented to serve as directors. The board of directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the board of directors may either reduce the size of the board or designate a substitute.

Required Vote

     If a quorum is present, nominees who receive votes equal to a plurality of the votes cast at the meeting will be elected. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the six nominees listed below. If a substitute nominee is named, the proxies will vote for the election of the substitute. Abstentions and broker non-votes will have no effect on the election of the directors.

     The board of directors recommends that you vote FOR each of the six nominated directors.

Nominees

     The name and certain information related to each nominee is set forth below:

Name of Nominee	Age	Title
John J. Gorman	44	Director and Chairman of the Board
William A. Inglehart	73	Director
Charles H. Mayer	57	Director
Barry A. Williamson	47	Director
Dennis G. Punches	69	Director
Clark N. Wilson	48	Director

     The information includes the age of each nominee as of the date of the meeting.

     John J. Gorman. Mr. Gorman became our Chairman of the Board of Directors in August 1999. He was our Chief Executive Officer from August 1999 through June 2004. He has been the Chairman of Tejas Securities since July 1997. Mr. Gorman has over 18 years of experience in the brokerage industry. Mr. Gorman became a principal of Tejas Securities on April 18, 1995. From 1988 until joining Tejas Securities, Mr. Gorman worked at APS Financial Inc., a broker-dealer in Austin, Texas, as a Senior Vice President. Mr. Gorman served primarily in a broker capacity at APS Financial Inc. Mr. Gorman has held positions at APS Financial Inc., Landmark Group, Shearson Lehman and Dean Witter. Mr. Gorman is the nephew of Charles H. Mayer and is the son-in-law of William A. Inglehart. Mr. Gorman received his B.B.A. from Southern Methodist University in 1983.

     William A. Inglehart. Mr. Inglehart became a Director in June 2003. Mr. Inglehart served as President and Chief Executive Officer of Payco American Corporation, a publicly-held financial services organization with offices throughout the United States, from September 1989 until his retirement in November 1991. While in the United States military, Mr. Inglehart served as a special agent with the counter-intelligence corps. Mr. Inglehart earned a B.A. from the University of Arizona in 1958. Mr. Inglehart is Mr. Gorman’s father-in-law.

     Charles H. Mayer. Mr. Mayer retired as our President and Chief Operating Officer in June 2004. Mr. Mayer previously served in those capacities from December 2000 and September 1999, respectively. From 1995 until he joined Tejas Securities, Mr. Mayer was self-employed and managed personal investments in a number of companies unrelated to the securities industry. From 1990 to 1995, Mr. Mayer was the Managing Director and Chief Information Officer with Credit Suisse First Boston. Mr. Mayer’s other experience includes 21 years in senior positions with Morgan Stanley, Tech Partners, Salomon Brothers, Lehman Brothers and the Federal Reserve Bank of New York. Mr. Mayer is the uncle of John J. Gorman through marriage. Mr. Mayer earned a B.B.A. and M.B.A. from Seton Hall University.

     Dennis G. Punches. Mr. Punches became a Director in December 2004. Mr. Punches has served as the President of Payback, LP, a real estate management company, from 1996 to present. Mr. Punches previously served as Chairman of Payco American Corporation, a publicly-held financial services organization with offices throughout the United States, from 1956 through 1996. Mr. Punches currently serves as the Chairman of Collection House Ltd, PTY, a receivables management company based in Brisbane, Australia. Mr. Punches also serves as a director for Intrum Justitia, a receivables management firm based in Stockholm, Sweden and Novo I, a Waukesha, Wisconsin based marketing company. Mr. Punches received his B.S. from Carroll College.

     Barry A. Williamson. Mr. Williamson became a Director in October 1999. Mr. Williamson was elected in 1992 as the 38th Texas Railroad Commissioner and served from January 1993 to January 1999. He served as the Railroad Commission’s Chairman in 1995. During the late 1980’s and early 1990’s, Mr. Williamson served under the Bush administration at the U.S. Department of Interior as the Director of Minerals Management Service. During the 1980’s, Mr. Williamson served under the Reagan administration as a principal advisor to the U.S. Secretary of Energy in the creation and formation of a national energy policy. Mr. Williamson began his career with the firm of Turpin, Smith, Dyer & Saxe, and in 1985 established the Law Offices of Barry Williamson and founded an independent oil and gas company. Mr. Williamson graduated from the University of Arkansas with a B.A. in Political Science in 1979, and received his J.D. degree from the University of Arkansas Law School in 1982.

     Clark N. Wilson. Mr. Wilson became a Director in October 1999. Mr. Wilson is a principal in Athena Equity, a Texas limited partnership that specializes in commercial real estate investments. Mr. Wilson served as the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings, from 1992 to 2003. Previously, Mr. Wilson was the President of Doyle Wilson Homebuilder, Inc., serving in that position in 1992. Mr. Wilson served as Vice President of Doyle Wilson Homebuilder, Inc. from 1986 to 1992. Mr. Wilson attended Amarillo College and the University of Texas at Austin, and has nearly 25 years of experience in the homebuilding industry.

Meetings of the Board of Directors

     The board of directors met eight times in 2004. Messrs. Gorman, Wilson and Williamson attended all of the board meetings. Mr. Mayer attended six board meetings during 2004 and Mr. Inglehart attended seven board meetings. Mr. Punches was not appointed to the board until December 10, 2004.

     We do not have a formal policy regarding directors’ attendance at annual stockholders meetings, although we encourage directors to attend such meetings. All of the five then-serving board members attended the 2004 Annual Meeting of Stockholders. Our common stock is traded on the OTC Bulletin Board (OTCBB) but is not listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, Inc. (which we refer to as the NASDAQ).

Communication with the Board of Directors

     Stockholders are permitted to communicate with our board of directors by forwarding written communications to our corporate offices at 2700 Via Fortuna, Suite 400, Austin, Texas 78746, Attention: Chairman of the Board. We will present all communications, as received and without screening, to the board of directors at its next regularly scheduled meeting. If you wish to communicate with a specific director, you may do so by forwarding written communications to the above address to the attention of such director.

Independence of Board Members

     Our board of directors has determined that Messrs. Punches, Williamson and Wilson meet the definition of “independence” set forth in Rule 4200(a)(15) of the NASDAQ listing standards as well as the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). In addition, the board has determined that Mr. Wilson is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission (which we refer to as the SEC). The board of directors has also determined that Messrs. Inglehart and Mayer are not “independent” under Rule 4200(a)(15) of the NASDAQ listing standards or under Rule 10A-3(b)(1) of the Exchange Act, because Messrs. Inglehart and Mayer are “Family Members” (as defined in Rule 4200(a)(14) of the NASDAQ listing standards) of John J. Gorman, our Chairman and Chief Executive Officer. Mr. Gorman is not “independent” because he is an executive officer of ours.

Audit Committee

     The Audit Committee of the board of directors was formed in May 2000. The Audit Committee members are Barry A. Williamson, Clark N. Wilson, Dennis G. Punches and William A. Inglehart, and Mr. Wilson is chairman of the committee. The Audit Committee met five times in fiscal year 2004. Messrs. Williamson and Wilson attended each of those meetings. Mr. Inglehart attended four of the meetings during fiscal year 2004. Mr. Punches did not attend the meetings during 2004 as he was not appointed to the Audit Committee until December 10, 2004. On March 29, 2004, the board of directors adopted an Amended and Restated Charter for the Audit Committee. A copy of this charter is available on our website at www.tejassec.com. The Audit Committee’s responsibilities include:

•	assisting the board in its oversight responsibilities regarding:

(1)	the integrity of our financial statements,

(2)	our compliance with legal and regulatory requirements, and

(3)	the Independent Registered Public Accounting Firm’s qualifications and independence;

•	preparing the report required by the SEC for inclusion in our annual proxy statement;

•	appointing, retaining, compensating, evaluating and terminating our Independent Registered Public Accounting Firm;

•	approving audit and non-audit services to be performed by the Independent Registered Public Accounting Firm;

•	overseeing our accounting and financial reporting processes and the audits of our financial statements; and

•	otherwise performing such other functions as the board may from time to time assign to the Audit Committee.

Compensation Committee

     The Compensation Committee consists of Barry A. Williamson and Clark N. Wilson, and Mr. Williamson is chairman of the committee. The Compensation Committee administers our 1999 Stock Option Plan. See below under “Amendment to Our 1999 Stock Option Plan” for a description of that plan. The Compensation Committee was formed on October 15, 1999, and met seven times in fiscal year 2004. Messrs. Williamson and Wilson each attended all of the Compensation Committee meetings. On March 29, 2004, the board of directors adopted the Amended and Restated Charter of the Compensation Committee. A copy of this charter is available on our website at www.tejassec.com. The Compensation Committee’s responsibilities include:

•	assisting the board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

•	discharging the board’s responsibilities relating to compensation of our executive officers;

•	evaluating our Chief Executive Officer and setting his or her remuneration package;

•	preparing an annual report on executive compensation for inclusion in our annual proxy statement;

•	making recommendations to the board with respect to incentive-compensation plans and equity-based plans; and

•	performing such other functions as the board may from time to time assign to the Compensation Committee.

Nominating Committee

     We do not have a nominating committee (or a nominating committee charter) because our entire board of directors participates in our director nomination process. All of the nominees for our board to be voted on at the 2005 annual meeting have been nominated by the board of directors. The only members of our board of directors that meet the definition of “independence” set forth in Rule 4200(a)(15) of the NASDAQ listing standards are Messrs. Punches, Williamson and Wilson.

     The board of directors identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the board of directors decides not to recommend a member for re-election, the board of directors will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. To date, the board of directors has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable.

     The consideration of any candidate for service on our board is based on the board of director’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The board evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board. The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee. In addition, the committee considers the composition of the board as a whole; the status of the nominee as “independent” and the rules and regulations of the SEC; and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the board of directors may also consider such other factors as it may deem are in our and our stockholders’ best interests.

     After completing its evaluation, the board determines the nominees.

     The board of directors will consider director candidates recommended by our stockholders. The board of directors does not have a formal policy on stockholder nominees, but intends to assess them in the same manner as other nominees, as described above. To recommend a prospective nominee for the board of directors’ consideration, stockholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws and SEC requirements for stockholder nominations, which are described in “Stockholder Proposals and Nominations for the 2006 Annual Meeting” below, to:

Tejas Incorporated 2700 Via Fortuna, Suite 400 Austin, TX 78746 Attention: Corporate Secretary

Board Compensation

     Each director receives $1,000 per meeting of the board for his or her service on the board of directors, plus health insurance benefits. Directors serving on committees of the board of directors are not separately compensated for that service. We typically grant directors options to purchase 20,000 shares of common stock annually for serving on the board of directors. However, these option grants are not guaranteed. Messrs. Gorman, Mayer, Wilson, Williamson, Inglehart and Punches each received options to purchase 20,000 shares of common stock in 2004. These options are exercisable at $9.00 per share for Messrs. Mayer, Wilson, Williamson and Inglehart, and expire on November 8, 2009. Mr. Gorman’s options are exercisable at $9.90 per share and expire on November 8, 2009. Mr. Punches was granted options on December 10, 2004, which are exercisable at $12.00 per share, and expire on December 10, 2009. The options granted in 2004 vest in three equal annual installments, beginning on the grant date. As part of their incentive to join the board of directors, Mr. Wilson, Mr. Williamson and Mr. Inglehart were each provided with options to purchase 20,000 shares of common stock at the time of their election or appointment to the board. These options were exercisable at $1.25 per share, and expire on June 3, 2008. The options began vesting in three equal annual installments beginning on June 3, 2003.

Code of Business Conduct and Ethics

     The Company has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees.

AUDIT COMMITTEE REPORT

     The Audit Committee consists of Mr. Wilson, Mr. Williamson, Mr. Punches and Mr. Inglehart, each of whom is a member of the board of directors. Mr. Wilson, Mr. Punches and Mr. Williamson qualify as “independent directors” under Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Inglehart is not independent due to his immediate family relationship with John J. Gorman. The board of directors has determined that Mr. Wilson constitutes an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.

     The committee is responsible for engaging, on an annual basis, the Independent Registered Public Accounting Firm as our auditor and our subsidiaries’ auditors. The committee also reviews the arrangements for and the results of the auditors’ audit of our books, records and internal accounting control procedures.

     During the current year, the committee met five times, and the committee chair, Mr. Wilson, as representative of the committee, discussed the interim financial information contained in each quarterly report with management. In addition, we discussed with our Independent Registered Public Accounting Firm our Quarterly Reports on Form 10-Q prior to filing with the Securities and Exchange Commission.

     The committee has discussed and reviewed with management our audited consolidated financial statements for the year ended December 31, 2004. The committee has received from and discussed with Helin, Donovan, Trubee & Wilkinson LLP the information related to the matters required to be discussed by Statement on Auditing Standards No. 61.

     The committee has received and reviewed the required disclosures and the assertion from Helin, Donovan, Trubee & Wilkinson LLP required by Independence Standards Board Standard No. 1 and has discussed with Helin, Donovan, Trubee & Wilkinson LLP its independence and the compatibility of non-audit services rendered by Helin, Donovan, Trubee & Wilkinson LLP with its independence.

     Based on these reviews and discussions, the committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2004, be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Clark N. Wilson, Chairman
William A. Inglehart
Barry A. Williamson
Dennis G. Punches

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee of the Company’s board of directors describing the compensation policies applicable to the Company’s executive officers during 2004. The Compensation Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. Mr. Wilson and Mr. Williamson qualify as “independent directors” under Rule 4200(a)(15) of the NASDAQ listing standards. The Compensation Committee met seven times in fiscal year 2004.

Overall Objectives:

     The Compensation Committee developed a compensation program for executives and key employees designed to meet the following goals:

•	attracting, retaining and motivating highly qualified and committed executive officers;

•	using the competitive employment marketplace as a guide to assessing and establishing compensation levels;

•	determining total compensation to a meaningful degree by returns to the Company’s stockholders;

•	exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, the Company’s current economic and business circumstances and prevailing conditions in the marketplace; and

•	encouraging executive officers to obtain and retain an equity stake in the Company.

     To meet these objectives, the Compensation Committee studied competitive compensation data and implemented the base salary and annual and long term incentive programs discussed below.

General Executive Compensation Policy

     Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives and how the executive might contribute to our future success and in certain circumstances the broker commissions earned by the executive. We also consider the Company’s financial performance and the compensation levels at other companies in the Austin market.

     During the fiscal year ended December 31, 2004, executive compensation consisted of four components: (a) salary; (b) bonus; (c) commissions; and (d) equity awards. The Company granted options to purchase 1,082,000 shares of common stock to employees, officers and directors during 2004.

     Salary

     Annual base salaries for executive officers are determined by evaluating the scope of responsibilities and related experience and knowledge of the individual officer. Consideration is also given for competitiveness in the regional market for comparable executive talent.

     In order to achieve the long-term goals mentioned above, the base salaries of the executive officers were increased in fiscal year 2004. Mr. Garber received a base salary increase in fiscal year 2005 as well. The Committee believes that the annual base salaries of our executive officers are appropriate when compared to salaries paid to officers in similar companies, and based upon their responsibilities and performance.

     Bonus

     We structure our bonuses to executive officers to encourage achievement of our goals for both the Company and the individual officers. Generally, cash bonuses are based upon our Company’s revenues, earnings per share and the individual’s performance. In 2004, we instituted guaranteed quarterly bonus payments to our chief executive officer and president. Annual performance bonuses for 2004 were paid to the president and chief financial officer in the first quarter of 2005, and were lower than those paid for the 2003 fiscal year.

     Commissions

     Several of the Company’s executive officers are also stockbrokers who actively trade securities for Tejas Securities, the Company’s primary operating subsidiary. As a result, these officers are paid commissions based upon the various revenue transactions in which they are engaged. The executive officers, like the rest of Tejas Securities’ brokers, are paid commissions on a monthly basis and at the standard rate for the Company, unless otherwise negotiated.

Chief Executive Officer Compensation

     During fiscal year 2004, we promoted Mr. Mark M. Salter as our new chief executive officer. Mr. Salter receives a base salary, guaranteed quarterly bonus payments, his earned broker commissions, and a commission override based upon commission and trading profits generated from investment securities which he manages for the Company. Our previous chief executive officer, John J. Gorman, was paid based upon his earned broker commissions only, and did not receive a base salary. For fiscal year 2004, Mr. Salter’s total salary, bonus and commissions was $742,174, compared with a total of $3,702,973 for Mr. Gorman as chief executive officer in fiscal year 2003. The chief executive officer’s bonus is based primarily on the Company’s overall profitability and trading performance.

Tax Code Concerns

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. At this time, we believe that the deduction disallowance prescribed by Section 162(m) does not apply to the Company.

Conclusion

     Through the compensation programs described above, a significant portion of the compensation program is contingent on the Company’s performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in higher variable compensation for a particular period.

Members of the Compensation Committee:

Barry A. Williamson, Chairman
Clark N. Wilson

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth information concerning compensation of our chief executive officer and other highly compensated executive officers whose total salary and bonuses exceeded $100,000 for the year ended December 31, 2004.

							Long-Term
				Other Annual			Compensation Awards
				Compensation			Securities
Name and Principal		Annual Compensation		Forgiven		Employee	Underlying
Position	Year	Salary	Bonus	Debt	Commissions	Benefits(1)	Options
John J. Gorman(2)(6)(8)	2004	$—	$—	$—	$4,831,863	$319,823	20,000
	2003	—	753,000	49,835	2,900,138	35,821	20,000
	2002	—	1,180,000	—	2,049,982	10,791	—
Charles H. Mayer(3)(6)(7)	2004	$178,193	$183,000	$50,000	$—	$7,254	20,000
	2003	225,000	292,000	50,000	—	627	20,000
	2002	225,000	671,000	50,000	—	2,500	—
Mark M. Salter(2)	2004	$146,667	$517,755	$—	$77,952	$2,033	145,000
Chief Executive Officer	2003	100,000	765,121	—	82,381	—	20,000
	2002	100,000	657,176	—	93,689	—	—
Kurt J. Rechner(3)(4)(5)	2004	$175,000	$203,500	$—	$6,434	$11,485	185,000
President, Chief Operating Officer	2003	150,000	154,000	—	—	1,743	20,000
and Secretary	2002	150,000	135,000	—	—	—	—
John F. Garber(5)	2004	$113,750	$60,000	$—	$—	$—	35,000
Chief Financial Officer and Treasurer	2003	90,000	60,000	—	—	—	—
	2002	89,583	55,000	—	—	—	—

     (1) Employee benefits include a car allowance, country club membership fees, director compensation and health insurance related fees.

     (2) Mr. Gorman served as our Chief Executive Officer until June 2004 when Mr. Salter was appointed as Chief Executive Officer.

     (3) Mr. Mayer served as our President and Chief Operating Officer until June 2004 when Mr. Rechner was appointed as President and Chief Operating Officer.

     (4) Mr. Rechner was appointed Secretary on September 18, 2002.

     (5) Mr. Rechner served as our Chief Financial Officer until June 2004 when Mr. Garber was appointed as Chief Financial Officer. Mr. Garber was appointed Treasurer in February 2005.

     (6) See “Certain Relationships and Related Transactions — Officer and Director Receivables” for a description of this individual’s forgiven debt.

     (7) In 1999, Mr. Mayer received a $200,000 signing bonus from us in the form of a forgivable loan. The loan was forgiven in increments of $50,000 per year through 2004.

     (8) In January 2002, Mr. Gorman received an advance from us against his commission revenues. The amount was forgiven in 2003.

Employment Agreements

     One June 1, 2004 we entered into employment and confidentiality agreements with Messrs. Salter, Rechner and Garber. Each of these agreements provide for the payment of a base salary and other customary benefits and further provide that each officer’s employment with us is at-will. The agreements with Messrs. Salter and Rechner include quarterly guaranteed bonuses in the amount of $17,500. The agreement with Mr. Garber includes an opportunity for an annual performance based bonus. Mr. Salter’s agreement provides for a monthly salary, currently $15,000 per month, and entitles him to receive a severance payment equal to three months salary if we terminate his employment without cause. Mr. Salter’s agreement also provides for a 50% commission on all sales collected by us that are directly attributable to his efforts and also entitles him to monthly payments on revenues attributable to government debt, mortgage-backed products, asset-backed securities and high grade corporate debt equal to 10% of commission production and 25% of trading profitability related to such securities. Mr. Rechner’s agreement provides for a monthly salary, currently $15,000 per month, and entitles him to receive a severance payment equal to six months salary if we terminate his employment without cause. Mr. Garber’s agreement provides for a monthly salary, currently $12,500.00 per month. The agreements also entitle these employees to certain customary benefits and reimbursements as more particularly described in those agreements.

Compensation Committee Interlocks and Insider Participation

     No member of our Compensation Committee is an officer or employee of ours. There are no compensation committee interlock relationships with respect to the Company.

OPTION GRANTS AND EXERCISES

     The following table provides certain information regarding options granted to our named executive officers during the year ended December 31, 2004. Each of the options listed in the table below was granted pursuant to our 1999 Stock Option Plan. The percentages of total options granted are based on an aggregate of 1,082,000 options granted to employees, officers and directors in 2004. Options were granted at the closing price for our common stock on the date of grant and vest one-third on the date of grant and one-third on each of the first two anniversaries of the date of grant.

	Option Grants in Last Fiscal Year
	Individual Grants				Potential Realizable
	Number of				Value at Assumed
	Securities	% of Total			Annual Rates of Stock
	Underlying	Options	Exercise		Price Appreciation for
	Options	Granted in	Price Per	Expiration	Option Term
Name	Granted	Fiscal Year	Share	Date	5%	10%
John J. Gorman	20,000	2%	$9.90	11/8/2009	$54,704	$120,881
Charles H. Mayer	20,000	2	9.00	11/8/2009	49,731	109,892
Kurt J. Rechner	125,000	12	4.50	5/10/2009	155,408	343,412
	60,000	6	9.00	11/8/2009	149,192	329,675
Mark M. Salter	125,000	12	4.50	5/10/2009	155,408	343,412
	20,000	2	9.00	11/8/2009	49,731	109,892
John F. Garber	20,000	2	4.50	5/10/2009	24,865	54,946
	15,000	1	9.00	11/8/2009	37,298	82,419

     Amounts reported in the potential realizable value column above are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the stock price on the date of grant as determined by the Compensation Committee appreciates at the indicated annual rate compounded annually for the entire term of the option (5 years).

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

     The following table provides information concerning unexercised options held as of December 31, 2004, by the named executive officers. Kurt Rechner exercised options to purchase 2,000 shares during 2004. The value realized from Mr. Rechner’s option exercise was $7,500 which was calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by 2,000 shares. No other options were exercised by named executive officers during 2004.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-the-
	Options at		money Options at
	December 31, 2004		December 31, 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John J. Gorman	219,999	20,001	$3,847,321	$355,018
Charles H. Mayer	6,666	13,334	$66,660	$133,340
Kurt J. Rechner.	93,000	130,000	$1,360,332	$1,726,668
Mark M. Salter	61,666	103,334	$907,492	$1,460,008
John F. Garber	11,666	23,334	$146,657	$293,343

(1)	The amount set forth represents the difference between the fair market value of the underlying stock on December 31, 2004 and the exercise price of the option. The fair market value was determined by the closing bid price of $19.00 per share on December 31, 2004.

EQUITY COMPENSATION PLANS

     The following table summarizes information about our equity compensation plans as of December 31, 2004.

Number of Shares of
Our Common Stock
	Number of Shares of			Remaining Available
	Our Common Stock			for Future Issuance
	to be Issued Upon		Weighted Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(exceeding securities
	Options, Warrants		Options, Warrants	reflected in the
Plan Category	and Rights		and Rights	second column)
Equity compensation plans approved by our security holders	1,480,000	(1)	$6.13	520,000
Total	1,480,000		$6.13	520,000

(1)	In September 2004, our board of directors approved a resolution to amend our 1999 Stock Option Plan to increase the maximum number of shares under that plan from 800,000 to 2,000,000. See below under “Amendment to Our 1999 Stock Option Plan” for a description of that plan and the amendment. This amendment is being submitted to our stockholders for approval at the 2005 annual meeting. However, the effectiveness of the amendment is not subject to stockholder approval. Thus, if our stockholders do not approve the amendment, then, with respect to plans approved by our stockholders, the number of shares of common stock to be issued upon exercise of outstanding options would be 798,000 and the number of shares as of December 31, 2004 available for future issuance would be zero as of December 31, 2004. With respect to plans not approved by our stockholders, the number of shares of common stock to be issued upon exercise of outstanding options would be 682,000 and the number of shares available for future issuance would be 518,000 as of December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information with respect to ownership of our common stock at the record date for:

•	each beneficial owner of five percent or more of our common stock;

•	each director;

•	each of the named executive officers; and

•	all directors and officers as a group.

     Except as indicated on the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options exercisable within 60 days following April 21, 2005, are included as shares beneficially owned. For purposes of calculating percent ownership as of April 21, 2005, 4,691,048 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable within 60 days following April 21, 2005, these shares are treated as if outstanding for that person, but not for any other person.

Name and Address		Percent Beneficially
of Beneficial Owner(1)	Number	Owned
John J. Gorman(2)(3)	2,054,432	41.0%
Mark M. Salter(4)	311,739	6.2%
Joseph F. Moran(5)	250,482	5.3%
Kurt J. Rechner(6)	124,543	2.6%
Barry A. Williamson(7)	51,066	1.1%
John F. Garber(9)	29,145	*
Clark N. Wilson(7)	27,666	*
William A. Inglehart(7)	26,666	*
Charles H. Mayer(8)	6,666	*
Dennis G. Punches(8)	6,666	*
All owners of more than five percent, officers and directors as a group (10 total)	2,889,071	51.8%

*	Less than 1%.

(1)	The address for Messrs. Gorman, Salter, Moran, Rechner, Williamson, Garber, Wilson, Inglehart, Mayer and Punches is 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

(2)	Includes 326,666 shares of common stock issuable pursuant to options granted under our 1999 Stock Option Plan (which we refer to as the Stock Option Plan).

(3)	Mr. Gorman disclaims beneficial ownership of 359,532 shares, 179,766 shares of which are held in the name of the John Joseph Gorman V Trust and 179,766 shares of which are held in the name of the Ryleigh Gorman Trust. Mr. Gorman’s wife, Tamra Gorman, serves as the Trustee of each trust.

(4)	Includes 109,999 shares of common stock issuable pursuant to options granted under the Stock Option Plan. Includes 200,000 shares of common stock issuable pursuant to the July 7, 2004 subordinated convertible promissory note agreement described below under “Certain Relationships and Related Transactions.”

(5)	Includes 25,000 shares of common stock issuable pursuant to options granted under the Stock Option Plan.

(6)	Includes 123,333 shares of common stock issuable pursuant to options granted under the Stock Option Plan.

(7)	Includes 26,666 shares of common stock issuable pursuant to options granted under the Stock Option Plan.

(8)	Includes 6,666 shares of common stock issuable pursuant to options granted under the Stock Option Plan.

(9)	Includes 18,333 shares of common stock issuable pursuant to options granted under the Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes Payable

On July 7, 2004, we entered into a subordinated convertible promissory note agreement with Salter Family Partners, Ltd., a family limited partnership controlled by Mark M. Salter, our Chief Executive Officer, to borrow $1,000,000 for operating purposes. Under the terms of the promissory note, we will make quarterly interest payments at a rate of 10% per annum. The promissory note is unsecured. The maturity date of the note is December 1, 2005, at which time all remaining unpaid principal and interest is due. If (i) the closing price of our common stock is less than $1.00 per share for ten consecutive trading days, (ii) Mr. Salter is no longer employed by us (other than death or disability), or (iii) the net liquidating equity of Tejas Securities held at its clearing organization as of the last business day of a calendar month is less than $2,000,000, then an event of default will exist under the promissory note and Mr. Salter is entitled to declare the amounts outstanding under the promissory note immediately due and payable. The promissory note is convertible at any time into our common stock in an amount equal to the unpaid principal divided by the conversion price of $5.00 per share (which conversion price was adjusted from $10.00 to $5.00 per share as a result of our 100% stock dividend paid in November 2004). At such time as we are authorized to issue preferred stock, Mr. Salter may convert the promissory note into our preferred stock in an amount equal to the unpaid principal divided by the conversion price of $5.00 per share. The promissory note is convertible until the note is repaid. Although our certificate of incorporation does not currently authorize the issuance of preferred stock, we have agreed to take certain actions to amend our certificate of incorporation to authorize the issuance of shares of preferred stock. See below under “Amendment to Our Certificate of Incorporation to Authorize the Issuance of Preferred Stock.” We have also granted Mr. Salter, through Salter Family Partners, Ltd., certain piggyback registration rights for the shares into which the note may be converted.

     We issued a promissory note in August 2002 in exchange for $1,000,000 from John J. Gorman, our Chairman. Under the terms of the promissory note, we were to make 20 monthly installment payments of $50,000 plus accrued interest, beginning on September 8, 2002. The promissory note accrued interest at 11.5% per annum. We repaid the remaining balance of the promissory note in June 2003.

     We believe that each of these agreements was negotiated on an arm’s-length basis.

Officer and Director Receivables

     During 1999, Tejas Securities received a $200,000 note from Charles H. Mayer, our former President and Chief Operating Officer, in conjunction with his employment agreement. The note bore no interest and was due on demand if Mr. Mayer resigned as our employee prior to December 31, 2000. In October 2000, the note was transferred to us at cost. In January 2001, Mr. Mayer’s employment agreement was modified to allow us to forgive the $200,000 note in equal installments of $50,000 per year for the years 2001, 2002, 2003 and 2004, as long as Mr. Mayer remained an employee. Additionally, Mr. Mayer forfeited his guaranteed annual bonus of $200,000 for the year 2000.

     In October 2001, John J. Gorman acquired the right to receive payment of a liability of ours in the amount of $121,000 originally payable to a third party. The liability originated from the merger between us and Tejas Securities and is payable upon our successful listing on the Nasdaq SmallCap Market.

Purchase of New Jersey Operations

     On October 15, 2004, we entered into a purchase agreement with Charles H. Mayer, a member of our board of directors, whereby Mr. Mayer would purchase our New Jersey operations by December 31, 2004 for nominal consideration. As part of our agreement with Mr. Mayer, his company, Seton Securities, Inc., entered into a sublease agreement with us on arm’s length terms for the New Jersey office space for the remaining lease term. The sublease agreement will take effect upon the closing of the purchase agreement. Mr. Mayer has exercised his right to extend the purchase date to June 30, 2005, subject to the payment to us of the $10,000 option exercise price.

Other Related Transactions

     Many of our employees, officers and management maintain personal accounts with us. When we execute securities transactions on behalf of our employees, officers and management, those transactions are executed at current market prices, plus execution costs. All of our officers as well as our Chairman of the Board, John J. Gorman, routinely conduct such transactions for their own accounts, and we believe that such transactions are on an arm’s-length basis. Mr. Gorman, who also beneficially owns 41.0% of our common stock, also makes many of our proprietary trading decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2004 were timely made, with the exception of the inadvertent failure to file Forms 3 for Mr. Punches and Mr. Inglehart relating to their election as directors, a Form 3 for Mr. Salter relating to his appointment as our Chief Executive Officer, Forms 4 for each of our executive officers and directors related to options granted on November 8, 2004, a Form 4 for a sale of our common stock by Mr. Moran on May 21, 2004, Forms 4 for option grants to Mr. Garber and Mr. Rechner on May 10, 2004, a Form 4 for Mr. Gorman filed on April 14, 2004 related to various catch-up filings for 2001-2003, and Forms 4 for various officers and directors filed on March 23, 2004 related to various catch-up filings for 2002 and 2003.

PERFORMANCE GRAPH

Comparison of Cumulative Total Return(1)
Tejas Incorporated, Standard and Poor’s 500,
Standard and Poor’s Small Cap 600, and
Tejas Incorporated’s Peer Group(2)

(1)	Assumes $100.00 invested on December 31, 1999 and dividends reinvested. Historical performance does not predict future results.

(2)	Our peer group for the 2004 fiscal year consists of First Albany Companies Inc., Kent Financial Services, Inc., Ladenburg Thalmann Financial Services Inc., Maxcor Financial Group Inc., MCF Corporation, Olympic Cascade Financial Corporation, Paulson Capital Corp., Stifel Financial Corp., Sanders Morris Harris Group, Inc., Southwest Securities Group, Inc., Tradestation Group, Inc., and The Ziegler Companies, Inc.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

     Our Audit Committee has determined it to be in our best interests to appoint Helin, Donovan, Trubee & Wilkinson LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the Independent Registered Public Accounting Firm for ratification by the stockholders at our 2005 annual meeting. Representatives of Helin, Donovan, Trubee & Wilkinson LLP are expected to be present at the 2005 annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

     As reported on a Form 8-K dated October 6, 2004, we dismissed Ernst & Young LLP as our Independent Registered Public Accounting Firm effective October 6, 2004. The dismissal was approved by our Audit Committee. The reports of Ernst & Young LLP on our financial statements for the past fiscal year prior to their dismissal contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for our most recent fiscal year prior to their dismissal and through October 6, 2004, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their reports on our financial statements for such years and/or interim periods. We requested that Ernst & Young LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. On October 6, 2004, we filed a Form 8-K reporting that Ernst & Young LLP had agreed with such disclosures.

     We engaged Helin, Donovan, Trubee & Wilkinson LLP as our new Independent Registered Public Accounting Firm as of October 6, 2004. During our two most recent fiscal years and through October 6, 2004, no consultations had occurred between us and Helin, Donovan, Trubee & Wilkinson LLP which concerned the subject matter of a disagreement with Ernst & Young LLP. As of October 6, 2004, Helin, Donovan, Trubee & Wilkinson LLP had not rendered any oral advice or written report to us on the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements.

     The board of directors recommends that you vote FOR the ratification of the appointment of Helin, Donovan, Trubee & Wilkinson LLP as our Independent Registered Public Accounting Firm for 2005.

     As described above, effective October 6, 2004, we dismissed Ernst & Young LLP and engaged Helin, Donovan, Trubee & Wilkinson LLP as our Independent Registered Public Accounting Firm. Prior to our engagement of Ernst & Young LLP in 2003, we engaged and later dismissed KPMG LLP as our Independent Registered Public Accounting Firm. We have reported the fees for each of our Independent Registered Public Accounting Firms below during 2004 and 2003.

Audit Fees. Fees for services billed by Helin, Donovan, Trubee & Wilkinson LLP in connection with their audits of our 2004 consolidated financial statements and quarterly review on Form 10-Q for 2004 were $67,700. The fees billed by Ernst & Young LLP in connection with their quarterly reviews on Form 10-Q for 2004 were $24,000. Fees billed by Ernst & Young LLP in connection with their audit of our 2003 consolidated financial statements and quarterly reviews on Form 10-Q for 2003 were $72,500. Fees billed by KPMG LLP in connection with their quarterly reviews on Form 10-Q for 2003 were $10,000.

Audit Related Fees. Audit-related fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, due diligence and related services. Fees for such services billed by Helin, Donovan, Trubee & Wilkinson LLP were $13,365 for fiscal year 2004. Fees for such services billed by Ernst & Young LLP were $6,500 for fiscal year 2004. Fees for such services billed by KPMG LLP were $28,121 in fiscal year 2004 and $3,400 in fiscal year 2003.

Tax Fees. Tax-related fees included tax compliance, tax advice and tax planning. The fees billed by Helin, Donovan, Trubee & Wilkinson LLP for fiscal year 2004 were $1,350. Fees billed by Ernst & Young LLP for fiscal year 2004 were $28,690. The fees billed by KPMG LLP for fiscal year 2003 were $35,705.

All Other Fees. There were no fees for other services by our Independent Registered Public Accounting Firm in fiscal years 2004 and 2003.

The Audit Committee pre-approved all of the services described above under Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval Policies and Procedures

     The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our Independent Registered Public Accounting Firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to Mr. Wilson, the chairman of the audit committee, when expedition of services is necessary.

AMENDMENT TO OUR 1999 STOCK OPTION PLAN

(Proposal No. 3)

     In September 2004, our board of directors approved an amendment to our 1999 stock option plan, or the Plan, to increase the number of shares available for issuance thereunder from 800,000 shares to 2,000,000. Our board’s approval of the amendment was not subject to stockholder approval. Thus, if our stockholders fail to approve the amendment, it will still be effective. However, the amendment is being submitted to our stockholders to achieve certain tax advantages. Our board of directors believes that this amendment is in our best interest because the availability of an adequate number of shares under the Plan is an important factor in attracting, motivating and retaining qualified officers, employees, directors and consultants essential to our success and in aligning their long-term interests with those of our stockholders. The full text of the amendment is attached to this Proxy Statement as Appendix A.

     The following is a summary of the Plan, as amended by the amendment.

Purpose

     We adopted the Plan to strengthen our ability to attract, motivate, compensate and retain employees, directors, and consultants by providing a means for such persons to acquire a proprietary interest in the Company and to participate in its growth through ownership of our common stock. The Compensation Committee of the board of directors administers the Plan, provided, however, that the board of directors may also take all actions to administer the Plan, including granting options.

Shares Subject to the Plan

     Under the Plan, we can grant awards consisting of either incentive stock options or nonqualified stock options not to exceed 2,000,000 shares of our common stock. That number will be adjusted automatically if the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, split, combination of shares, or a dividend payable in common stock. Equitable adjustments to the number of shares subject to each award and to the payment required to obtain such shares will also be made so that the same proportion of shares will be subject to the award and the aggregate consideration to acquire all shares subject to the award will remain as it was prior to such event as described in the previous sentence.

     During 2004, we granted options under the Plan to acquire 1,082,000 shares of common stock, none of which were exercised, forfeited or canceled during the year. Options to purchase 120,000 shares of common stock, issued prior to 2004, were forfeited by Mr. Mayer during 2004. In addition, Mr. Rechner exercised options, granted in 2001, to purchase 2,000 shares of common stock. We had 520,000 options outstanding under the Plan as of December 31, 2004.

Eligibility

     All of our employees, directors and consultants are eligible to receive awards under the Plan, but only employees are eligible to receive incentive stock options. The Compensation Committee, as administrator of the Plan, determines the persons to whom stock option awards are to be granted; whether an option will be an incentive stock option or nonqualified stock option or both; the number of shares of our common stock subject to each grant; and the time or times at which stock option awards will be granted and the time or times of the exercise period, which shall not exceed the maximum period described below.

Types of Awards

     Options granted under the Plan may be either options that are intended to qualify for treatment as “incentive stock options” under Section 422 of the Internal Revenue Code or options that are not, which are “nonqualified stock options”. The exercise price of incentive stock options must be at least the fair market value of a share of the common stock on the date of grant, and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% or more of our outstanding common stock. The aggregate fair market value of common stock (calculated on the date of grant) with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to an optionee owning 10% or more of our outstanding common stock).

Termination of Awards

     The Plan limits the time during which a holder of an option can exercise an option to no more than ten years. In addition, an optionee who leaves our employment will generally have no more than three months to exercise an option, reduced to zero days after employment is terminated for cause, and additional rules apply to cases of death and disability. Upon the occurrence of certain events which constitute a change of control, all granted options shall become exercisable during the period beginning on the date of the occurrence of the change of control and ending sixty days later. The Compensation Committee may, however, override the Plan’s rules, other than the ten year limit. We cannot grant additional options under the Plan after October 15, 2009, the tenth anniversary of its adoption.

Amendments to Our Stock Option Plan

     The board of directors may amend or terminate the Plan, as long as no amendment or termination affects options previously granted.

     The board of directors believes that stock options will continue to be an important element in attracting, motivating and retaining key employees. The granting of stock options is consistent with the Company’s past practices, with practices in the industry, and factors into the Company’s long-term growth development. The board of directors believes the increase in authorized shares is necessary to continue to attract, motivate and retain key employees.

     The board of directors recommends that you vote FOR the approval of an amendment to our 1999 Stock Option Plan to increase the total number of shares of common stock available for issuance under that plan.

DESCRIPTION OF CAPITAL STOCK

Common Stock

     Our authorized capital stock consists of 10,000,000 shares of common stock, $0.001 par value per share. Each holder of common stock is entitled to one vote per share held of record in the election of members of our board of directors and for all other matters submitted to a vote of stockholders.

     Stockholders are entitled to receive, when and if declared by the board of directors, dividends and other distributions in cash, stock or property from our assets or funds legally available for those purposes. The common stock does not have any sinking fund provisions, redemption provisions, or preemptive rights. All outstanding shares of common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution.

     We are submitting to our stockholders at the 2005 annual meeting a proposal to approve an amendment to our certificate of incorporation to increase the number of shares of our common stock available for issuance from 10,000,000 to 30,000,000. See below under “Amendment to Our Certificate of Incorporation to Increase the Number of Shares of Our Common Stock Available for Issuance (Proposal No. 5)” for a description of this proposal.

Preferred Stock

     No shares of preferred stock are currently outstanding. We are submitting to our stockholders at the 2005 annual meeting a proposal to approve an amendment to our certificate of incorporation to allow for the issuance of up to 100,000 shares of preferred stock upon terms to be established by our board of directors. See below under “Amendment to Our Certificate of Incorporation to Authorize the Issuance of Preferred Stock (Proposal No. 4)” for a description of this proposal.

Anti-Takeover Effects

     Our by-laws are designed to make it difficult for a third party to acquire control of us, even if a change of control would be beneficial to stockholders. Our by-laws do not permit any person other than the board of directors or certain executive officers to call special meetings of the stockholders. In addition, we must receive a stockholders’ proposal for an annual meeting within a specified period for that proposal to be included on the agenda. Because stockholders do not have the power to call meetings and are subject to timing requirements in submitting stockholder proposals for consideration at an annual or special meeting, any third-party takeover not supported by the board of directors would be subject to significant delays and difficulties.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Corporate Stock Transfer located at 370 17th Street, Denver, Colorado.

Listing

     Currently, our shares are traded on the OTC Bulletin Board, under the symbol “TEJS.”

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE
ISSUANCE OF PREFERRED STOCK

(Proposal No. 4)

     Our board of directors has declared advisable, authorized and approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to allow for the issuance of up to 100,000 shares of preferred stock upon terms to be established by our board of directors. The terms of the preferred stock to be authorized, including any dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters may be determined from time to time by our board of directors. Our certificate of incorporation currently does not provide for the issuance of preferred stock.

     On July 7, 2004, we entered into a subordinated convertible promissory note agreement with Salter Family Partners, Ltd., a family limited partnership controlled by Mark M. Salter, our Chief Executive Officer, to borrow $1,000,000 for operating purposes. The maturity date of the note is December 1, 2005, at which time all remaining unpaid principal and interest is due. At such time as we are authorized to issue preferred stock, Mr. Salter may convert the promissory note into our preferred stock in an amount equal to the unpaid principal divided by the conversion price of $5.00 per share (which conversion price was adjusted from $10.00 to $5.00 per share as a result of our 100% stock dividend paid in November 2004). The promissory note is convertible until the note is repaid. Although our certificate of incorporation does not currently authorize the issuance of preferred stock, we have agreed to take certain actions to amend our certificate of incorporation to authorize the issuance of shares of preferred stock, including submitting the authorization to issue such shares to a vote of our stockholders. If this proposal is approved by our stockholders, then pursuant to the terms of the promissory note our board would promptly authorize a new series of preferred stock into which the promissory note would be convertible pursuant to the terms thereof, which series would include:

•	a cumulative dividend of 10% payable on a quarterly basis;

•	a mandatory conversion feature to convert the preferred stock into our common stock in the event that our common stock trades above $10.00 per share for ten consecutive trading days with a trading volume of at least 50,000 shares for each such trading day;

•	a liquidation preference over our common stock equal to the conversion price of $5.00 per share;

•	the right for Mark M. Salter to convert the preferred stock into our common stock on a one-for-one basis, subject to anti-dilution provisions;

•	the right to vote the preferred stock on an as converted basis with our common stock; and

•	such other terms as agreed to by Mark M. Salter and us.

     We do not have a present intent to issue any of the preferred stock for which we are seeking approval. However, we may be required to issue such preferred stock if the promissory note is converted.

     The issuance of any preferred stock could have a number of effects on our stockholders depending upon the nature and circumstances of actual issuances. The board of directors believes that the availability of preferred stock provides us with more flexibility to raise private capital and to negotiate terms with investors on an expedited basis. However, the issuance of preferred stock could have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control more difficult. Most preferred stock issued would also typically receive a liquidation preference over our common stock.

     If our stockholders do not approve this proposal, then the maturity date of the note will accelerate from December 1, 2005 to July 1, 2005.

     The board of directors recommends that you vote FOR the approval of an amendment to our certificate of incorporation to authorize the issuance of up to 100,000 shares of preferred stock.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE

(Proposal No. 5)

     Our board of directors has declared advisable, authorized and approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to increase the total number of shares of common stock which the Company has the authority to issue from 10,000,000 to 30,000,000 shares. For a description of the rights and terms applicable to our common stock, see above at “Description of Capital Stock.”

     We are currently authorized to issue up to 10,000,000 shares of our common stock. Currently, there are 4,691,048 shares of common stock outstanding. In addition, we will be able to issue up to 2,000,000 shares of common stock through our 1999 Stock Option Plan and an additional 200,000 shares of common stock through the potential conversion of the subordinated convertible promissory note to Salter Family Partners, Ltd. described above under “Certain Relationships and Related Transactions.”

     Our board of directors believes that by increasing the number of shares of common stock available for issuance, we will have the flexibility to explore potential strategic acquisitions and continue to provide stock incentives to key employees.

     The board of directors recommends that you vote FOR the approval of an amendment to our certificate of incorporation to increase the total number of shares of common stock which the Company has the authority to issue from 10,000,000 to 30,000,000 shares.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2006 ANNUAL MEETING

     From time to time, stockholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. Any stockholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of stockholders to be held in 2006 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such stockholder must deliver such proposal to our secretary at our executive offices no later than January 5, 2006, unless we notify the stockholders otherwise. Only those proposals that are appropriate for stockholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act may be included in our proxy statement.

     Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any stockholder proposal intended to be presented at our 2006 annual meeting without inclusion in our proxy statement for the meeting is received by our secretary at our executive offices after March 21, 2006, the persons designated as proxies for that meeting will have discretionary authority to vote on such proposal. Even if proper notice is received on a timely basis, the persons designated as proxies for that meeting may nevertheless exercise their discretionary authority with respect to such proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such proposal to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

OTHER BUSINESS

     The board of directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment. All other business voted on at the meeting will be decided by the vote of a majority of the shares present in person or by proxy at the meeting, except as otherwise provided by law or our certificate of incorporation or bylaws.

ANNUAL REPORT

     Our 2004 Annual Report to Stockholders containing audited consolidated financial statements for fiscal year 2004 has been mailed along with this proxy statement to all stockholders of record as of the close of business on April 21, 2005. Any stockholder that has not received a copy of such annual report may obtain a copy by writing to us at 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     Only one copy of the 2004 Annual Report to Stockholders and this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of our stockholders. We must receive a written request at our corporate offices at 2700 Via Fortuna, Suite 400, Austin, Texas 78746, Attention: Corporate Secretary, from a stockholder at a shared address with another stockholder to receive an additional copy of our 2004 Annual Report and this proxy statement. This request can also be made orally by calling our corporate offices at (512) 306-8222.

APPENDIX A

Amendment to Our 1999 Stock Option Plan

Exhibit A

FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED
STOCK OPTION PLAN FOR
WESTECH CAPITAL CORP.

     Westech Capital Corp., having heretofore adopted the First Amended and Restated Stock Option Plan (the “Plan”), and having reserved the right under Section 12(a) thereof to amend the Plan, does hereby amend the Plan, effective as of September 15, 2004, as follows:

     Section 6(a) of the Plan shall be amended by replacing “400,000” with “1,000,000.”

     Adopted by the Board of Directors of Westech Capital Corp. on September 15, 2004.

A-1

TEJAS INCORPORATED
Proxy solicited on behalf of the Board of Directors

     By my signature below, I revoke all previous proxies and appoint Kurt J. Rechner and John J. Gorman, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Tejas Incorporated that I held of record on April 21, 2005 at the Annual Meeting of Shareholders to be held at 3:00 P.M ., CDT, on June 6, 2005, at the corporate offices of Tejas, located at 2700 Via Fortuna, Suite 400, Austin, Texas, or any adjournments thereof.

Please vote by filling in the boxes below.

Proposals:

			FOR	WITHHOLD
			all nominees listed (except as marked to the contrary below)	authority to vote for all nominees

1.	To elect the six nominees specified below as directors:		☐	☐

	a.	John J. Gorman
	b.	William A. Inglehart
	c.	Charles H. Mayer
	d.	Barry A. Williamson
	e.	Clark N. Wilson
	f.	Dennis G. Punches

(Instruction: To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the line below.)

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of Helin, Donovan, Trubee & Wilkinson LLP as our Independent Registered Public Accounting Firm.	☐	☐	☐

3.	To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares available for issuance thereunder from 800,000 to 2,000,000.	☐	☐	☐

4.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to allow for us to issue up to 100,000 shares of preferred stock upon terms to be established by our board of directors.	☐	☐	☐

5.	To consider and vote upon a proposal to approve and adopt an amendment to our certificate of incorporation to increase the total number of shares of common stock which we have the authority to issue from 10,000,000 to 30,000,000.	☐	☐	☐

6.	Authority for the Proxies to vote upon any other business that may properly come before the meeting or any adjournment.

If you execute and return this Proxy it will be voted in the manner you have indicated above. If you execute and return this Proxy without indicating any voting preference, this Proxy will be voted FOR the five proposals. The Proxies will use their discretion on other matters. If you execute this Proxy in a manner that does not withhold authority to vote for the election of any nominees, authority to vote for the nominees will be deemed granted. The Proxy tabulator can not vote your shares unless you sign and return this card.

Comments:

Signature(s)	DATE

Signature(s)	DATE

If you plan to attend the meeting, please check this box                     ☐

NOTE: Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such.